Exhibit 99.05


                               Kilowatt-Hour Sales
                              (In Millions of KWHs)


                           3 Months Ended December          12 Months Ended December
                         ----------------------------     ----------------------------
                           2004      2003    Change          2004       2003   Change
                           ----      ----    ------          ----       ----   ------
Kilowatt-Hour Sales-

Total Sales              45,217    47,147     -4.1%       192,382    192,138     0.1%

Total Retail Sales-      37,056    35,474      4.5%       157,143    151,618     3.6%
Residential              10,748    10,275      4.6%        49,703     47,833     3.9%
Commercial               12,020    11,460      4.9%        50,037     48,372     3.4%
Industrial               14,039    13,492      4.0%        56,399     54,415     3.6%

Total Wholesale Sales     8,161    11,673    -30.1%        35,239     40,520   -13.0%
